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                          CERTIFICATE OF INCORPORATION


                                       OF


                                UPROAR (DE), INC.

         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         First: The name of the corporation (hereinafter called the "Corporation") is Uproar (DE), Inc.


         Second: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         Third: The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth:

         A. Classes of Stock. The total number of shares of stock which the Corporation shall have authority to issue is one hundred and sixty million (160,000,000), consisting of forty-eight million (48,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and one hundred and twelve million (112,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock").

         B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                   (a) The designation of the series, which may be by distinguishing number, letter or title.
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                   (b) The number of shares of the series, which number the
Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

                   (c) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

                   (d) Dates at which dividends, if any, shall be payable.

                   (e) The redemption rights and price or prices, if any, for shares of the series.

                   (f) The terms and amount of any sinking funds provided for the purchase or redemption of shares of the series.

                   (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                   (h) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or change may be made.

                   (i) Restrictions on the issuance of shares of the same series or of any other class or series.

                   (j) The voting rights, if any, of the holders of shares of the series.

         C. Common Stock; Voting. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

         The number of shares of authorized Common Stock may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

         The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.
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         Fifth: The name and the mailing address of the incorporator are as follows:

                  NAME                       MAILING ADDRESS
                  ----                       ---------------
         John J. Sivolella, Esq.             Brobeck, Phleger & Harrison LLP
                                             1633 Broadway, 47th Floor
                                             New York, NY 10019

         Sixth: The Corporation is to have perpetual existence.


         Seventh: The number of directors of the Corporation shall be such number, not less than five (5) nor more than fifteen (15) (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be set forth from time to time in the Bylaws, provided that no action shall be taken to decrease or increase the number of directors unless at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose approve such decrease or increase. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

         Eighth: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under ss. 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         Ninth: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. The stockholders of the Corporation may not take any action by written consent in lieu of a meeting.
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         Tenth: A director of the Corporation shall not be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article TENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         Eleventh:

                  A. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in this ARTICLE ELEVENTH, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered person was authorized by the Board of Directors of the Corporation.

                  B. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding may be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this ARTICLE ELEVENTH or otherwise.

                  C. Claims. If a claim for indemnification or advancement of expenses under this ARTICLE ELEVENTH is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
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                  D. Nonexclusivity of Rights. The rights conferred on any
Covered Person by this ARTICLE ELEVENTH shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                  E. Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

                  F. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this ARTICLE ELEVENTH shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

                  G. Other Indemnification and Prepayment of Expenses. This ARTICLE ELEVENTH shall not limit the right to the Corporation to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

         Twelfth: In furtherance of and not in limitation of powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation by vote of 66.67% of the Board of Directors.

         Thirteenth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES SEVENTH, EIGHTH, TENTH, ELEVENTH, TWELFTH and this ARTICLE THIRTEENTH may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting).
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         Fourteenth: The effective time of the Certificate of Incorporation of the Corporation shall be January 26, 2000, and the time when the existence of the Corporation shall be deemed to have commenced, shall be July 7, 1997, as stated on the accompanying Certificate of Domestication filed with this Certificate of Incorporation in accordance with Section 388 of the General Corporation Law of the State of Delaware.

                  Signed on January 26, 2000.

                                  /s/ John J. Sivolella, Esq.
                                  -------------------------------
                                  Incorporator